U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2017

GOLDEN GLOBAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54528	47-1460693
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

21573 San Germain Dr., Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 430-5935

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “the Company,” “we,” “us” and “our” refer to Golden Global Corp. and its subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2018, the Company entered into two asset purchase agreements with a non-affiliated individual, pursuant to which it contemporaneously acquired certain assets which will allow the Company, subject to the Company applying for and being issued the required licenses, to establish a legal medicinal and recreational marijuana grow operation in California. The assets purchased include a state-of-the-art 150 light indoor hydroponics facility, eight greenhouses, ranging in size from 8,800 square feet to 60,000 square feet, various permits and additional fixtures, equipment and supplies.

The purchase price for the assets consists of 20,000,000 shares of our common stock issued to the seller and $15,000,000 in cash payable in installments as follows:

Date of Payment	Installment Due

June 31, 2018	$150,000

October 31, 2018	$1,000,000

February 28, 2019	$2,600,000

May 28, 2019	$2,000,000

August 31, 2019	$2,000,000

November 31, 2019	$2,000,000

February 28, 2020	$2,000,000

April 30, 2020	$3,250,000

The 20,000,000 shares of our common stock issued in the transaction were issued and sold pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder.

The above summary of the transaction is qualified in its entirety by reference to the copies of the purchase agreements, filed as Exhibits 10.1 and 10.2 to this report, respectively and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

On February 28, 2018, the Company issued 45,000 shares of its common stock to a non-affiliated party in settlement of certain obligations under a 2014 Advertising, Public Relations and Marketing Agreement, which were previously in dispute. The 45,000 shares of our common stock were issued pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended and Regulation D thereunder

Item 4.01. Changes in Registrant's Certifying Accountant

(a)	Resignation of Independent Registered Public Accounting Firm

Effective November 29, 2017, Golden Global Corp. (the “Company”) terminated MNP LLC as its independent registered public accounting firm.

The audit report of MNP LLC on the consolidated financial statements of the Company as of and for the period from inception through May 31, 2015, the date of the last audit performed by MNP LLC of the Company’s financial statements, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company's consolidated financial statements for the period ended May 31, 2015 and through the date of this Current Report, there were: (i) no disagreements between the Company and MNP LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MNP LLC, would have caused MNP LLC to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such period, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided MNP LLC with a copy of this Current Report and requested that MNP LLC furnish us with a letter addressed to the Securities and Exchange Commission stating whether such firm agrees with the statements made by the Company in this Report, and, if not, stating the respects in which it does not agree. Upon receipt of the letter from MNP LLC, we will amend this report to file a copy thereof as Exhibit 16.1.

(b)       Engagement of New Independent Registered Public Accounting Firm

On November 30, 2017, the Company appointed Fruci & Associates as its new independent registered public accounting firm. The decision to engage Fruci & Associates was approved by the board of directors. During the Company’s most recent fiscal year ended June 31, 2016 and through November 29, 2017, the Company did not consult with Fruci & Associates on (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that may be rendered on the Company’s financial statements, and Fruci & Associates did not provide either a written report or oral advice to the Company that Fruci & Associates concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (iii) any matter that was either the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 28, 2018, the Company issued 15,000,000 shares of its common stock to Erik Blum. Its Chief Executive Officer, in exchange for $200,000 in accrued but unpaid compensation. The 15,000,0000 shares of our common stock were issued pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation D thereunder

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Asset Sale and Purchase Agreement – San Benito

10.2	Asset Sale and Purchase Agreement - Montery

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GLOBAL CORP.

Dated: March 5, 2018	By:	/s/ Erik Blum
Erik Blum, Chief Executive Officer